SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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STREICHER MOBILE FUELING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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STREICHER MOBILE FUELING, INC.
800 West Cypress Creek Road, Suite 580
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on December 9, 2005

To the Shareholders of
Streicher Mobile Fueling, Inc.

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders of Streicher Mobile Fueling, Inc. will be held at The Westin, Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, on December 9, 2005 beginning at 9:00 a.m. local time. At the meeting, shareholders will act on the following matters:

•	Elect seven directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected;

•	Any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on October 21, 2005 are entitled to receive notice of and to vote at the annual meeting or any postponement or adjournment thereof.

Your vote is important. Whether you plan to attend the meeting or not, you may vote your shares by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have already voted your shares. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting.

        By Order of the Board of Directors

        LOUISE P. LUNGARO
        Secretary

October 24, 2005
Fort Lauderdale, Florida

STREICHER MOBILE FUELING, INC.
800 West Cypress Creek Road, Suite 580
Fort Lauderdale, Florida 33309

___________________________________

PROXY STATEMENT
___________________________________

This proxy statement contains information related to the Annual Meeting of Shareholders to be held on December 9, 2005 at 9:00 a.m. local time, at The Westin, Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by the Board of Directors of Streicher Mobile Fueling, Inc. The proxy materials relating to the annual meeting are being mailed to shareholders entitled to vote at the meeting on or about November 7, 2005.

ABOUT THE MEETING

Why are we calling this annual meeting?

We are calling the annual meeting to seek the approval of our shareholders to:

•	Elect seven directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected;

•	Any other matters that may properly come before the meeting.

What are the Board’s recommendations?

Our Board believes that the election of the nominated directors is advisable and in the best interests of Streicher Mobile Fueling, Inc. and its shareholders and recommends that you vote FOR the nominees.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the record date, October 21, 2005, are entitled to receive notice of the annual meeting and to vote the shares of Common Stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon.

As of the record date, we had 9,766,762 outstanding shares of Common Stock.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the annual meeting. Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card delivered to you by your broker or a legal proxy given to you by your broker and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of the holders of a majority of our Common Stock outstanding on the record date will constitute a quorum for our meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters that come before the annual meeting by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

Your shares will be voted as you indicate on your proxy card. If you vote the enclosed proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the meeting, the individuals named on the proxy card will vote your shares FOR the matters submitted at the meeting, or if no recommendation is given, in their own discretion.

If you attend the annual meeting and prefer to vote in person, you may do so even if you have already voted your shares by proxy.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•	filing with the Secretary of Streicher Mobile Fueling, Inc. a notice of revocation;

•	sending in another duly executed proxy bearing a later date; or

•	attending the meeting and casting your vote in person.

Your latest vote will be the vote that is counted.

What vote is required to approve the items of business?

For purposes of electing directors, the nominees receiving the greatest number of votes of Common Stock shall be elected directors. Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of the majority of our outstanding Common Stock represented in person or by proxy (unless such matter requires a greater vote under our Articles of Incorporation).

Will our independent auditors be present at the annual meeting?

A representative of Grant Thornton LLP, our independent auditors, is expected to be in attendance at the annual meeting and to be available to respond to questions.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated therewith. Some of the officers and other employees of Streicher Mobile Fueling, Inc. also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the capital stock and to obtain proxies.

PROPOSAL TO ELECT SEVEN INDIVIDUALS TO THE BOARD OF DIRECTORS

(Proposal No. 1)

Nominees

The Board has fixed at seven the number of directors that will constitute the Board for the ensuing year. Each director elected at the annual meeting will serve for a term expiring at the 2006 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified. Wendell R. Beard, Richard E. Gathright, Steven R. Goldberg, Larry S. Mulkey, C. Rodney O’Connor, Robert S. Picow and W. Greg Ryberg, each of whom is an incumbent director, have been nominated to be elected at the annual meeting by the holders of Common Stock and proxies will be voted for such persons absent contrary instructions.

Our Board has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board, unless it is directed by a proxy to do otherwise.

Each of the nominees for election as a director is a current member of our Board. Mr. O’Connor has served as a director since 1999, Messrs. Beard, Gathright, Picow and Ryberg have served as directors since 2001, Mr. Mulkey has served as a director since 2002, and Mr. Goldberg has served as a director since 2005.

All of the members of the Board who were serving on the date of the last annual meeting, December 9, 2004, attended that meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE SEVEN INDIVIDUALS TO THE
BOARD OF DIRECTORS

MANAGEMENT

Executive Officers, Other Officers and Directors

Our executive officers, other officers, directors and director nominees as of October 21, 2005 are as follows:

The following table sets forth the names, ages and titles of the executive officers and members of the Board of Directors of Streicher Mobile Fueling, Inc.:

Name	Age	Position and Office

Richard E. Gathright	51	Chairman of the Board, Chief Executive Officer and President
Michael S. Shore	37	Chief Financial Officer, Senior Vice President, and Treasurer
Paul C. Vinger	35	Senior Vice President, Fleet Operations and Corporate Planning
E. W. Wayne Wetzel	58	Senior Vice President, Lubricants
Gary G. Williams	49	Senior Vice President, Commercial Operations
Sharon M. Glickman	43	Vice President of Accounting, Controller and Chief Accounting Officer
Wendell R. Beard	78	Director
Steven R. Goldberg	54	Director
Larry S. Mulkey	62	Director
C. Rodney O’Connor	70	Director
Robert S. Picow	50	Director
W. Greg Ryberg	58	Director

Executive Officers

Mr. Gathright has been Chief Executive Officer and President of the Company since November 2000, a Director since March 2001 and Chairman of the Board since November 2002. He is responsible for the management of all business affairs of the Company, reporting directly to the Board of Directors. He was an advisor on operational and financial matters to the senior management of several domestic and international energy companies from January 2000 through October 2000. From September 1996 to December 1999, he was President and Chief Operating Officer of TransMontaigne Inc., a Denver-based publicly owned company providing logistical services to major energy companies and large industrial customers; a Director from April 1995 to December 1999; Executive Vice President from April 1995 to September 1996; and from December 1993 to April 1995 was President and Chief Operating Officer of a predecessor of TransMontaigne. From 1988 to 1993, he was President and Director of North American Operations for Aberdeen Petroleum PLC, a London-based public company engaged in international oil and gas operations, also serving on its Board of Directors. Prior to joining Aberdeen, he held a number of positions in the energy industry in the areas of procurement, operations and management of oil and gas assets.

Mr. Shore has been Chief Financial Officer, Senior Vice President and Treasurer of the Company since February 2002. He also was the Corporate Secretary from February 2002 to September 2005. Prior to joining the Company, he was CEO and President of Shore Strategic and Financial Consulting, providing financial, management and information systems technology services to corporate clients in the United States and Latin America. From 1998 to 2000, he served as Director of Finance/Controller for the North American Zone Operations of Paris-based Club Mediterranee. From 1996 to 1998, he was Vice President of Finance/Controller for Interfoods of America, Inc., the largest Popeyes Fried Chicken & Biscuits franchisee. From 1994 to 1996, he was the Manager of Accounting and Financial Reporting for Arby’s, Inc. Mr. Shore began his professional career in 1990 with Arthur Andersen & Company where he became a Senior Auditor.

Mr. Vinger has been Senior Vice President, Fleet Operations and Corporate Planning of the Company since November 2002 and Vice President, Fleet Operations and Corporate Planning for the Company since August 2001, managing all fleet operations and fuel delivery functions, and additionally responsible for corporate planning and analysis; and from December 2000 to August 2001, he was Director of Corporate Planning. He was Senior Analyst of Corporate Planning and Finance for TransMontaigne Inc. from September 1998 to December 2000, responsible for operations and acquisitions analyses and the management of supply scheduling and product allocations. From 1997 to 1998, he was a Manager of Terminal Operations for TransMontaigne responsible for petroleum product and chemical terminals. From 1994 to 1997, he was a Research Associate for E. I. Dupont. From 1991 to 2001, Mr. Vinger served to the rank of Captain in the United States Military.

Mr. Wetzel has been Senior Vice President, Lubricants, of the Company and the President and Chief Operating Officer of the Company’s subsidiary, H & W Petroleum Company, Inc. (“H & W”), since the acquisition of H & W in October 2005. Prior to that time and since 1980, he was the President and Chief Executive Officer of H & W, of which he was also the co-founder in 1974. Under Mr. Wetzel’s leadership, H & W came to be recognized as one of the top ten distributors in the ExxonMobil (Lubricant) Network of Distributors. From 1974 to 1980, he served in various operating, sales and management positions with H & W. From 1966 to 1974, Mr. Wetzel served in positions of increasing responsibility with Harkrider Distributing Company, Inc. (“HDC”) an entity related to H &W by some common shareholder ownership. He became the Executive Vice President of HDC in 1979, a position that he also held after the formation of H & W and until the acquisition of the operating assets of HDC by H & W in September 2005. During his career, Mr. Wetzel has served on numerous lubricant industry advisory boards and councils, including the National Lubricants Distributors Advisory Council. He also served three years in the U. S. Army, including one tour in Vietnam with the First Air Calvary.

Mr. Williams has been Senior Vice President, Commercial Operations of the Company since February 2001, where he is responsible for Marketing and Sales and Product Procurement. From 1995 to February 2001, he was Vice President of Marketing for the supply, distribution and marketing subsidiary of TransMontaigne Inc., managing wholesale marketing functions in the Mid-Continent, Southeast and Mid-Atlantic and serving on that company’s senior risk management committee. From 1987 to 1995, he was Regional Manager for Kerr-McGee Refining Corporation, responsible for unbranded petroleum product sales in its southeastern United States 11 state marketing region. Mr. Williams was employed by Kenan Transport Company as its Tampa Assistant Terminal Manager from 1986 to 1987. He was General Manager of Crum’s Fuel Oil Service from 1980 to 1986.

Ms. Glickman has been Vice President of Accounting, Controller and Chief Accounting Officer of the Company since August 2005. From September 1996 to February 2005, she was employed by SportsLine.com, Inc., a sports information and news company, which was publicly held from November 1997 to December 2004 prior to its acquisition by CBS. At SportsLine.com, she served as Interim Chief Financial Officer from February 2004; Corporate Controller from May 1998 to February 2004; and Assistant Controller from September 1996 to May 1998. From 1985 to 1996, Ms. Glickman was employed by Alamo Rent-A-Car, Inc. in various financial and accounting capacities, last serving as Senior Director of Financial Reporting, where she was responsible for the financial reporting of the parent company, which had publicly traded debt and its domestic and international affiliates. Ms. Glickman is a certified public accountant.

Directors and Director Nominees

Mr. Beard (Wendell R.) has served as a Director of the Company since July 2001. He retired from Ryder System, Inc. in June 1994 after 17 years of service, the last three years as Executive Vice President responsible for corporate public relations, advertising, government relations, special events and the Ryder Foundation. From August 1989 to June 1991, he served as Senior Vice President and from August 1987 to August 1989 as Vice President. From 1977 to 1984, he was Vice President of Corporate Development for Truck Stops Corporation of America, a Ryder subsidiary. He has served on the Executive Committee of the American Trucking Associations, and for the past 16 years has been an advisor to the Truck Rental and Leasing Association. He is Chairman of the Doral County Club in Miami; Director of Baptist Health South Florida, a healthcare and hospital corporation; and a member of the Orange Bowel Committee. Mr. Beard is a noted speaker to the trucking industry, business and civic groups. He is the father of Robert W. Beard, the Company’s Vice President, Corporate Development.

Mr. Goldberg has served as a Director of the Company since July 2005. He is currently Senior Vice President, Arrow Air II LLC, having previously served as Chief Financial Officer of its affiliate Arrow Air, Inc., a Miami based all cargo airline with related logistics and leasing entities. Prior to joining Arrow Air in 2004, he was a partner at Maplewood Partners LP, a private equity firm based in Coral Gables, Florida. Mr. Goldberg served with Ryder System, Inc. and its subsidiaries for 12 years, from 2000 to 2001 and from 1987 to 1998, in positions including Senior Vice President of Corporate Finance, Vice President of Corporate Development, and Vice President and Treasurer of Ryder System, Inc.; and Chief Financial Officer of Ryder Transportation Services. From 1998 to 2000 he was Senior Vice President, Corporate Development of Republic Services, Inc., an environmental services company. Prior to joining the Ryder group, Mr. Goldberg held positions in the finance departments of Squibb Corporation and J.E. Seagram & Sons, Inc., having started his career at Manufacturers Hanover Trust in New York. He is a lecturer in finance at the undergraduate School of Business, University of Miami, as well as a guest lecturer at the Graduate School of Business in the area of mergers and acquisitions.

Mr. Mulkey has served as a Director of the Company since November 2002. He is currently the CEO and President of Mulkey & Associates, Inc., which provides consulting services specializing in transportation and logistics, business strategy, and real estate. He retired from Ryder System, Inc. in 1997 after 31 years of service, the last five years as President of Worldwide Logistics and a member of the executive committee. Mr. Mulkey has served as a board and/or committee chairman in numerous organizations, including the American Trucking Associations, and was the 1997 recipient of the Distinguished Service Award of the Council of Logistics Management which is the highest honor in the logistics industry. He currently serves as a Director of Cardinal Logistics Management, Inc., a private logistics and transportation company.

Mr. O’Connor has served as a Director of the Company since July 1999. Mr. O’Connor assisted in the reorganization and refinancing of the Company, and is its largest stockholder. He is the Chairman of Cameron Associates, Inc., a financial communications firm, he founded in 1976. Prior to 1976, he served in numerous positions over a 20-year period in the investment industry with Kidder Peabody and Bear Stearns. Mr. O'Connor serves as a Director of Fundamental Management Corporation, a private fund management company whose partnerships represent the second largest holding in the Company. He also was a founder and Director of Atrix Laboratories, Inc., a publicly traded specialty pharmaceutical company focused on advanced drug delivery which was sold in 2004.

Mr. Picow has served as a Director of the Company since March 2001. Since May 2004 he has served as Chairman of Cenuco, Inc., a public communications technology company. From June 1996 to August 1997, he served as the Vice Chairman of Brightpoint, Inc., a publicly traded communications company and was its President from June 1996 until October 1997. In 1981 Mr. Picow founded Allied Communications, Inc., the pioneer U.S. wireless electronics distributorship, serving 16 years as its Chairman, Chief Executive Officer and President until the 1996 merger of Allied and Brightpoint. Since June 2001 he has served a Director of Fundamental Management Corporation, a private fund management company whose partnerships represent the largest holding in the Company. He is also a Director of Infosonics Corporation, a multinational telecommunications company, and serves on the Board of Trustees for the Children’s Place at Homesafe.

Mr. Ryberg has served as a Director of the Company since July 2001. He has been a South Carolina State Senator since 1992 serving on numerous Senate Committees. Since July 1999, he has been Chief Executive Officer and President of REI, Inc., a real estate holding company. From 1977 to 1999, he was President of R&H Maxxon, Inc., an Exxon wholesale fuel distributor and the owner and operator of gasoline convenience stores. In July of 1999, R&H Maxxon was sold to The Pantry, Inc. together with its chain of 53 convenience stores, with the wholesale fuel business retained as REI, Inc. Mr. Ryberg additionally serves on numerous boards and commissions and was the 1998 Ernst and Young Entrepreneur of the Year for the Carolinas in the retail/wholesale/distribution category.

Other Officers

Mr. Robert W. Beard has been Vice President, Corporate Development of the Company since July 2005, where he is responsible for product line strategy and development, and for vendor, investor and public relations. He was employed by Cendian Corporation, a chemical logistics subsidiary of Eastman Chemical Company, as Group Director of Client Development and Sales Support from 2004 to July 2005; and as Director of Business Marketing from 2001 to 2004. Mr. Beard was Senior Manager, Field Marketing for the Ryder System, Inc. from 1994 to 2001. From 1986 to 1994, Mr. Beard was the Vice President of Marketing for Comdata Corporation, a company which provides financial and data processing services to the transportation and other industries. From 1985 to 1986, he was Manager of Vendor Relations for First Data Resources, a Division of American Express Travel Related Services Company. Mr. Beard was also employed by Ryder Systems from 1977 to 1985, serving in a number of positions including Manager, Vendor Relations, and as a General Manager and a Controller in its Truckstops of America Division. He is the son of Wendell R. Beard, one of the Company’s directors.

Mr. Robert R. Creasman has been Vice President, ESOH (Environmental, Safety & Occupational Health) and Fleet Maintenance of the Company since December 2004. From April 2001 to December 2004, he was Director of ESOH & Fleet Maintenance for the Company. From 1998 to 2001, he provided fleet operations management consulting services to transportation companies and industry groups in the areas of safety and risk management, and fleet maintenance. From 1995 to 1998, he was the Fleet and Safety Manager for Continental Industries responsible for the Florida operations of Continental Concrete managing fleet and plant maintenance and repair. During 1995 he was the Regional Manager for Kenworth of South Florida. From 1989 thru 1994 he served as the Fleet, Safety and Risk Manager for The Clorox Food Divisions managing food distribution and plant operations for all Clorox owned food facilities. From 1979 to 1988, Mr. Creasman was the Corporate Fleet, Transportation and Safety Manager for Beverage Management, Inc.

Mr. Timothy W. Koshollek has been Vice President, Marketing and Sales of the Company since March 1998. From October 1996 to March 1998, he was Vice President of Marketing and Operations for the Company and from 1994 to October 1996 served in the same position for Streicher Enterprises, Inc., the Company’s predecessor. From 1992 to 1993, he was an owner and the General Manager of Premier Wholesale Seafood Exchange, Inc. From 1989 to 1992, he was an Operations Manager of Streicher Enterprises, Inc. responsible for its Southeast division fuel delivery operations. From 1986 to 1988, Mr. Koshollek was Sales and Maintenance Manager of Kay Yacht Management, Inc., responsible for new customer sales, set-up and maintenance programs.

Mr. William R. Rominger has been Vice President, Information Systems Services and Chief Information Officer since July 2005. From 2001 to July 2005, he was the CEO and Senior Consultant of Osprey IT Consulting, Inc. providing contract services to Lockheed Martin as a Senior Systems Staff Engineer and handling the implementation of back office and e-commerce processes and systems for other entities as a Senior Support Specialist for Microsoft Products. From 1997 to 2001, he held MIS management positions with Digi eSolutions, Technisource Inc. and Star MultiCare Services Inc., handling the implementation and operation of information technology systems. Prior to that time, Mr. Rominger was employed for 21 years by Concurrent Computer Corp., from 1988 to 1997 as its Manager MIS and from 1976 to 1988 as National Support Specialist for government and civilian clients.

Mr. Steven M. Skidmore has been Vice President, Marketing and Sales of the Company’s subsidiary, SMF Services, Inc. since February 2005. From November 2001 to February 2005, he was Vice President of Sales for Shank C&E Investments, L.L.C. d/b/a Shank Services, of which the Company acquired substantially all of the assets in February 2005. He was Vice President of Roy Moffitt Customized Fueling (RMCF) from 1999 to 2001 and developed services and fuel maintenance programs for stationary generators. During 1999 Mr. Skidmore was Vice President of Sales for US Fleet Services where he was responsible for its Texas Division. From October 1996 to 1998, he was General Manager for RMCF, a mobile fueling company. He was Sales Manager for Moffitt Oil from 1994 to 1996 where he managed 13 sales associates and developed an on-site fueling program. From 1992 to 1994 he was Business Development Manager in Industrial Sales for Team, Inc., a chemical and refining maintenance company. From 1985 to 1992 Mr. Skidmore was employed by PepsiCo in various sales positions.

Ms. Louise P. Lungaro has served as Corporate Secretary and Director of Corporate Services for the Company since September 2005. She was Assistant Corporate Secretary and Manager of Corporate Services from January 2001 to September 2005. Ms. Lungaro was employed during 2000 by the law firm of Miller & Martin, LLP in Atlanta as Executive Administrator for its International Law Division. From 1988 to 2000, Ms. Lungaro was employed by TransMontaigne Inc., serving in a number of capacities including Executive Administrator and Assistant Corporate Secretary; Manager of Corporate Services; Corporate Relations Administrator; and Stock Plan Administrator. Prior to that time, she was employed in the legal profession.

Corporate Governance

Independence

The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Beard, Goldberg, Mulkey, Ryberg, and Picow is independent from our management and qualifies as an “independent director” under the Nasdaq Marketplace Rules. This means that, in the judgment of the Board of Directors, none of those directors (1) is an officer or employee of the Company or its subsidiary or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the Nasdaq Marketplace Rules.

Code of Business Conduct

The Company has adopted a Code of Business Conduct that applies to all of the Company’s employees, including its senior financial officer and chief executive officer, which complies with the requirements of the Sarbanes-Oxley Act of 2002 and Nasdaq Marketplace Rules. Accordingly, the Code is designed to deter wrongdoing, and to promote, among other things, honest and ethical conduct, full, timely, accurate and clear public disclosures, compliance with all applicable laws, rules and regulations, the prompt internal reporting of violations of the Code, and accountability. A copy of the Company’s Code of Business Conduct is available on the Company’s website at www.mobilefueling.com.

Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Board at Streicher Mobile Fueling, Inc., 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our directors and executive officers and persons who own more than ten percent of our Common Stock, file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish us with copies of all ownership reports they file with the SEC. Our non-executive officers named above have filed Section 16(a) ownership reports with the SEC even though they are not required to do so by Section 16(a).

To our knowledge, based solely on review of the copies of such reports furnished to us and representations that no other reports were required, during the period ended June 30, 2005, all required reports were filed timely. While Robert Creasman, one of the Company’s non-executive officers, filed a late Form 4 reporting one transaction, that filing was not required by Section 16(a).

Summary Compensation Table

The following table sets forth certain summary information concerning compensation paid or accrued by the Company for or on behalf of our Chairman and Chief Executive Officer and three other executive officers (the “Named Executive Officers”) for the last three fiscal years. No other executive officer’s salary and bonus equaled or exceeded $100,000 for such years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Periods	Salary	Bonus	All Other Compensation
Richard E. Gathright,	7/1/04 - 6/30/05	$299,731	$20,000	$3,769	(1)
Chairman of the Board,	7/1/03 - 6/30/04	$294,923	—	—
Chief Executive Officer	7/1/02 - 6/30/03	$300,000	—	—
and President

Michael S. Shore,	7/1/04 - 6/30/05	$128,500	$15,000	$11,769	(1)
Senior Vice President,	7/1/03 - 6/30/04	$122,885	—	$6,000	(1)
Chief Financial Officer,	7/1/02 - 6/30/03	$125,000	—	—
Secretary and Treasurer

Paul C. Vinger,	7/1/04 - 6/30/05	$128,500	$15,000	$3,769	(1)
Senior Vice President,	7/1/03 - 6/30/04	$109,423	—	—
Fleet Operations and	7/1/02 - 6/30/03	$100,001	—	—
Corporate Planning

Gary G. Williams	7/1/04 - 6/30/05	$139,138	$15,000	$3,769	(1)
Senior Vice President,	7/1/03 - 6/30/04	$137,631	—	—
Commercial Operations	7/1/02 - 6/30/03	$140,000	—	—
______________________
(1)	Compensation for automobile travel expenses

The aggregate amount of perquisites and other personal benefits provided to each named Executive Officer is less than 10% of the total annual salary and bonus of such officer.

Employment Contracts

The Company entered into an employment agreement with Richard E. Gathright on October 26, 2000, pursuant to which Mr. Gathright serves as Chief Executive Officer and President of the Company. That agreement had a term of three years, commencing on October 26, 2000. On September 25, 2003, the Company and Mr. Gathright amended the terms of the agreement extending it from three to four years and increased his annual base salary to $323,000. On September 23, 2004, the Company and Mr. Gathright extended the term of the agreement until October 31, 2005. In March 2005, the agreement was amended and restated and further extended to February 28, 2006, and providing for automatic one year extensions thereafter unless either party gives notice of intent not to renew prior to such extension. As amended and restated, the agreement provides for a minimum annual base salary of $323,000, participation with other members of management, in a bonus program, whereby up to 10% of the Company’s pretax profits will be set aside for bonus payments, and the grant of 500,000 options to purchase shares of the Company’s Common Stock at a price of $1.50 per share. The agreement further provides that it may be terminated by the Company at any time and for any reason. If the agreement is terminated by the Company without cause, Mr. Gathright shall be due the greater of all base salary payable through the remaining term of the agreement or eighteen months base salary, subject to the limitations on severance payments imposed by the American Jobs Creation Act of 1986 and Section 409A of the Internal Revenue Code, which generally require that any such severance payments cannot begin until six months after the termination of the executive’s employment. In the event Mr. Gathright’s severance payments are so deferred, however, he will not be bound by the post-employment restrictions on non-competitive employment, provided, however, that the Company has the option of electing, at the time of termination, to pay Mr. Gathright an amount equal to his salary for such six month period in exchange for his being immediately bound by the non-competition covenant. If the agreement is terminated for cause, as defined, Mr. Gathright will not be entitled to the severance payments specified.

The Company has also entered into written employment agreements with certain other officers and employees. The agreements vary in length of term and may provide for severance payments upon termination without cause or for automatic renewal for successive periods unless notice of termination is given prior to a renewal period.

Stock Option Information

The following table sets forth, with respect to the Named Executive Officers, certain information concerning the grant of stock options in the fiscal year ended June 30, 2005.

Option Grants In The Fiscal Year Ended June 30, 2005

		Individual Grants
	Date of	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Grant	Granted	Year	($/share)	Date	5%($)	10%($)
Richard E. Gathright	10/12/2004	25,000	10.64%	1.45	10/12/2014	20,761	54,531
Michael S. Shore	10/12/2004	25,000	10.64%	1.45	10/12/2014	20,761	54,531
Paul C. Vinger	10/12/2004	25,000	10.64%	1.45	10/12/2014	20,761	54,531
Gary W. Williams	10/12/2004	25,000	10.64%	1.45	10/12/2014	20,761	54,531
——————————
(1)
Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company’s estimate or projection of the future price of the Common Stock.

Stock Option Exercises and Year-End Option Value Table

The following tables set forth certain information concerning option exercises in the fiscal year ended June 30, 2005, the number of options held by the Named Executive Officers as of the fiscal year ended June 30, 2005 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such dates.

	Number of Shares Acquired	Value	Number of Unexercised Options at June 30, 2005		Value of Unexercised In-the-Money Options at June 30, 2005 (1)
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard E. Gathright	3,675	$7,717.50	500,000	25,000	$340,000	$18,250
Michael S. Shore	20,000	$35,340.00	61,750	25,000	$68,910	$18,250
Paul C. Vinger	20,750	$32,175.00	51,000	25,000	$34,680	$18,250
Gary G. Williams	20,000	$30,000	61,750	25,000	$43,110	$18,250
————————
(1) The closing sale price for the Company’s Common Stock as reported on the Nasdaq SmallCap Market on June 30, 2005 was $2.18. Value is calculated by multiplying (a) the difference between $2.18 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Securities Authorized for Issuance under Equity Compensation Plans
Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) ) (c)
Equity compensation plans approved by security holders	1996 Employee Stock Option Plan - 115,952 2000 Employee Stock Option Plan - 771,200 (1) 2001 Directors Stock Option Plan - 233,750	$ 4.56 $ 1.49 $ 1.52	-0- 304,100 116,250
Equity compensation plans not approved by security holders	Not Applicable	Not Applicable	Not Applicable
Total	1,120,902	$ 1.74	420,350
————————
(1) Under the 2000 Plan, 1,000,000 shares of Common Stock are reserved for issuance upon the exercise of options, with the amount reserved being increased each year by ten percent of the total shares subject to the 2000 Plan at the end of the previous calendar year.

Meetings and Committees of the Board of Directors

During the fiscal year ended June 30, 2005, the Board of Directors held five (5) meetings and took action by unanimous written consent eight (8) times. No incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees. The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Messrs. Goldberg, Mulkey and Ryberg currently serve on the Audit Committee, which met ten (10) times in connection with the fiscal year ended June 30, 2005, and took action by unanimous written consent two (2) times. The duties and responsibilities of the Audit Committee include (a) the appointment of the Company’s auditors and any termination of such engagement, including the approval of fees paid for audit and non-audit services, (b) reviewing the plan and scope of audits, (c) reviewing the Company’s significant accounting policies and internal controls and (d) having general responsibility for oversight of related auditing matters.

Messrs. Beard, Mulkey and Picow currently serve on the Compensation Committee which took action by unanimous written consent eight (8) times during the fiscal year ended June 30, 2005. This Committee administers the 1996 and 2000 Stock Option Plans and has the power and authority to (a) determine the persons to be awarded options and the terms thereof and (b) construe and interpret the 1996 and 2000 Stock Option Plans. This Committee also is responsible for the final review and determination of compensation of the CEO and other executive officers.

Messrs. Beard, Mulkey and Ryberg currently serve on the Nominating and Corporate Governance Committee. As of the date hereof, each member of the Nominating and Governance Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq. They took action by unanimous written consent one (1) time in connection with the fiscal year ended June 30, 2005. The Board adopted a charter for this Committee on October 1, 2003, a copy of which is attached as Appendix A. This Committee is responsible for identifying individuals qualified to become directors of the Company, recommending to the Board director candidates to fill vacancies of the Board and to stand for election by the shareholders at the annual meeting of the Company, periodically assessing the performance of the Board, periodically reviewing and assessing the Company’s Code of Business Conduct, and reviewing and recommending to the Board appropriate corporate governance policies and procedures for the Company. The Board will, as a matter of policy, give consideration to nominees recommended by shareholders. A shareholder who wishes to recommend a nominee should direct his or her recommendation in writing to the Company’s Board of Directors at the Company’s address. Shareholder recommendations will be evaluated under the same criteria as Board recommendations. There were no nominee recommendations provided by shareholders for consideration for inclusion in this year’s proxy statement.

Report of the Audit Committee

The Audit Committee of the Board of Directors is established pursuant to our Bylaws and the Audit Committee Charter adopted by the Board of Directors on March 1, 2001, and as amended May 14, 2003. A copy of the Audit Committee Charter, as amended, was attached to the Company’s 2003 Proxy Statement as Appendix A.

Management is responsible for our internal controls and the financial reporting process. Our independent auditors are responsible for performing the independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Audit Committee is comprised of three non-management directors and its responsibility is generally to monitor and oversee the processes described in the Audit Committee Charter.

As of the date hereof, each member of the Audit Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq. The Company has determined that Steven R. Goldberg is a “financial expert” as defined by the SEC’s rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002.

With respect to the fiscal year ended June 30, 2005, in addition to its other work, the Audit Committee:

•
Reviewed and discussed with the Company’s management and the independent auditors the quarterly reports for the periods ended September 30, 2004, December 31, 2004 and March 31, 2005; and reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2005.

•	Discussed with the independent auditors the matters required to be discussed by generally accepted auditing standards; and
•
Received from the independent auditors written affirmation of their independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the firm’s independence. The independent auditors also met with the Audit Committee without any members of management being present.

On June 16, 2005, the Audit Committee of our Board of Directors approved the termination of KPMG LLP (“KPMG”) as our principal independent registered public accounting firm and the appointment of Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s principal independent registered public accounting firm for the year ending June 30, 2005. We filed a current report on Form 8-K with the SEC on June 22, 2005 to report the change.

During our two most recent fiscal years ended June 30, 2004 and the subsequent interim periods through June 16, 2005, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the consolidated financial statements of the Company as of June 30, 2004, and for the fiscal years ended June 30, 2004 and 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

Based upon the Audit Committee members’ review of the audited consolidated financial statements for the year ended June 30, 2005 as prepared by management and audited by Grant Thornton and the discussions with management and the auditors referenced above, the Committee recommended to the Board of Directors that those audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2005 as filed with the Securities and Exchange Commission.

Steven R. Goldberg, Larry S. Mulkey and W. Greg Ryberg

Fees paid to KPMG LLP

For the fiscal years ended June 30, 2004 and June 30, 2005, KPMG LLP provided services in the following categories and amounts:

	2004	2005
Audit Fees(1)	$129,500	$117,634
All Other Fees(2)	$16,000	$31,002

(1)
Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company’s financial statements and in connection with the Company’s statutory and regulatory filings or engagements.

(2)
Represents fees for audit-related services for registration statement filings made with the Securities and Exchange Commission, the conversion of promissory notes, acquisitions of businesses, private placements and other related services.

Fees paid to Grant Thornton LLP

For the fiscal year ended June 30, 2005, Grant Thornton LLP provided services in the following category and amount:

2005
Audit Fees(1)	$135,397

(1)
Represents the aggregate fees billed for professional services rendered for the audit and/or reviews of the Company’s financial statements and in connection with the Company’s statutory and regulatory filings or engagements.

There were no non-audit services rendered to the Company by KPMG LLP or Grant Thornton in fiscal 2004 and 2005. While the Audit Committee has not established formal policies and procedures concerning pre-approval of audit or non-audit services, the Company’s executive officers have been informed that all audit and non-audit services must be approved in advance by the Audit Committee. The establishment of any such formal policies or procedures in the future is subject to the approval of the Audit Committee.

Report of the Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of Messrs. Beard, Mulkey and Picow. As of the date hereof, each member of the Compensation Committee is independent in the judgment of our Board and as required by the listing standards of the Nasdaq. The Committee's general philosophy with respect to compensation of the Company’s executive officers has been to offer competitive compensation designed to attract and retain key executives critical to the long-term success of the Company and to recognize an individual’s contribution and personal performance. The principal component of executive compensation has been base salary. Executive officers may also be granted stock options and bonuses.

Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for executive talent through review of an individual’s background and overall expertise in the Company’s line of business and the salaries of similarly situated executives. The Company believes that it is competitive with respect to initial base salaries. Increases to base salaries are also influenced by the performance of the Company and the individual against established goals and objectives.

Stock Options. The Company’s 1996 and 2000 Stock Option Plans provide such an incentive through the award of stock options to executive officers and other key employees, although there are currently no shares available for grant under the 1996 Plan. The Stock Option Plans are administered by the Compensation Committee. During the fiscal year ended June 30, 2005, a total of 140,000 options were granted to the Company’s executive officers.

Bonuses. The Company maintains an incentive bonus program which provides for the payment of cash bonuses to executive officers and other key employees of the Company based upon the Company’s financial performance and individual performance.

Employment Agreements.

In October 2000, the Company entered into an employment agreement with Richard E. Gathright, the Company’s President and Chief Executive Officer, which was amended and restated in March 2005 to, among other things, extend the term to February 28, 2006 and provide for one year automatic renewals thereafter. The Company has also entered into written employment agreements with certain other officers and employees. The agreements vary in length of term and may provide for severance payments upon a termination without cause or for automatic renews for successive periods unless notice of termination is given prior to a renewal period.

Wendell R. Beard, Larry S. Mulkey and Robert S. Picow

Compensation Committee Interlocks and Insider Participation

There were no Compensation Committee interlocks or insider participation by Messrs. Beard, Mulkey and Picow, all members of the Company's Compensation Committee, during the last fiscal year.

Director Compensation

The Company compensates each non-employee director with a director’s fee of $1,500 per quarter. In addition, the Company’s directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof. Richard N. Hamlin, a former director, received a quarterly fee of $2,500 plus reimbursement of out of pocket expenses on account of his service as chairman of the Audit Committee during the 1st, 2nd and 3rd quarters of fiscal 2004. Mr. Mulkey received a quarterly fee of $2,500 plus reimbursement of out-of-pocket expenses on account of his service as chairman of the Audit Committee during the 4th quarter of fiscal 2004. Since he became chairman of the Audit Committee in July of 2005, Mr. Goldberg has received the same quarterly fees in fiscal 2005.

Each non-employee who served as a member of the Company’s Board of Directors as of May 10, 2001, the effective date of the Directors Plan, and each non-employee who is elected or otherwise appointed as one of the Company’s directors thereafter, received a fully vested option to purchase 20,000 shares of stock exercisable at the closing price on the date of grant. In addition, on the last day of each fiscal quarter while the Directors Plan is in effect, each non-employee director receives an additional grant of an option to purchase 625 shares of stock at the closing price on the business day immediately preceding the last day in the quarter. Further, in accordance with the Directors Plan, additional options may be granted to non-employee directors from time to time on a discretionary basis.

Certain Relationships and Related Transactions

C. Rodney O’Connor, a director of the Company, is also Chairman of Cameron Associates, Inc., a financial consulting and investor relations public relations firm, which has provided investor relations services to the Company since 1997. During the fiscal year ended June 30, 2005, the Company paid $78,000 to Cameron Associates, Inc. for such services.

The Company believes that the foregoing transaction was entered into in good faith and on fair and reasonable terms that are no less favorable to the Company than those that would be available for comparable transactions in arm’s length dealings with unrelated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of October 21, 2005 by (a) each person who owns beneficially more than five percent of our outstanding Common Stock, (b) each director or director nominee who owns any such shares, (c) the Named Executive Officers and (d) our directors and Named Executive Officers as a group:

	Common Stock Beneficially Owned (1)(2)
	Shares	Percent
Richard E. Gathright, Chairman of the Board , Chief Executive Officer and President (3)	521,500	5.08%
Michael S. Shore, Senior Vice President and Chief Financial Officer (4)	66,750	*
Paul C. Vinger, Senior Vice President, Fleet Operations and Corporate Planning (5)	58,500	*
Gary G. Williams, Senior Vice President, Commercial Operations (6)	69,250	*
Wendell R. Beard, Director (7)	34,625	*
Steven R. Goldberg (8)	20,625	*
Larry S. Mulkey, Director (9)	31,000	*
C. Rodney O’Connor, Director (10)	1,134,933	11.58%
Robert S. Picow, Director (11)	228,101	2.33%
W. Greg Ryberg, Director (12)	104,125	1.06%
Fundamental Management Corp. (13)	870,422	8.91%
All directors and executive officers as a group [10 persons] (14)	2,269,409	21.31%
————————
*	Less than one percent.

(1)	The address of each of the beneficial owners identified is c/o Streicher Mobile Fueling, Inc., 800 West Cypress Creek Road, Suite 580, Fort Lauderdale, Florida 33309.

(2)
Based on 9,776,762 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the “Commission”), certain shares of Common Stock which a person has the right to acquire within 60 days of October 21, 2005 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but not the percentage ownership of any other person.

(3)	Includes 505,000 shares issuable upon exercise of options that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of options that are not presently exercisable.

(4)
Includes 66,750 shares issuable upon the exercise of options and warrants that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of options that are not presently exercisable.

(5)	Includes 56,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of options that are not presently exercisable.

(6)
Includes 66,750 shares issuable upon the exercise of options and warrants that are presently exercisable. Excludes 20,000 shares issuable upon the exercise of options that are not presently exercisable.

(7)	Includes 34,125 shares issuable upon the exercise of options and warrants that are presently exercisable.

(8)	Includes 20,625 shares issuable upon the exercise of options that are presently exercisable.

(9)	Includes 31,000 shares issuable upon the exercise of options and warrants that are presently exercisable.

(10)	Includes 30,625 shares issuable upon the exercise of options that are presently exercisable.

(11)	Includes 37,625 shares issuable upon the exercise of options and warrants that are presently exercisable.

(12)	Includes 34,125 shares issuable upon the exercise of options and warrants that are presently exercisable.

(13)
The shares are held by Active Investors II, Ltd. and Active Investors III, Ltd., private funds managed by Fundamental Management Corporation, of which Mr. O' Connor and Mr. Picow are directors and shareholders; however, Mr. O’ Connor and Mr. Picow each disclaim any beneficial ownership interest in these shares.

(14)	Includes 882,625 shares issuable upon the exercise of presently exercisable options and warrants. Excludes 80,000 shares issuable upon the exercise of options that are not presently exercisable.

PERFORMANCE TABLE

The following table shows the cumulative total shareholder return of the Company’s Common Stock over the fiscal period ended June 30, 2005, 2004, 2003 and 2002 the five-month transition period ended June 30, 2001, and the fiscal periods ended January 31, 2001 and 2000 as compared to the total returns of the NASDAQ Stock Market Index and Russell 2000 Index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The table assumes $100 was invested on January 31, 1999 in the Company’s Common Stock, NASDAQ Stock Market Index and Russell 2000 Index.

Streicher Mobile Fueling -NASNM
	Cumulative Total Return
	1/00	1/01	6/01	6/02	6/03	6/04	6/05

STREICHER MOBILE FUELING, INC.	100.00	35.29	23.53	19.61	17.57	21.02	34.20
NASDAQ STOCK MARKET (U.S.)	100.00	69.86	52.71	35.26	30.03	40.88	41.35
RUSSELL 2000	100.00	103.69	105.40	96.26	94.68	126.28	138.20

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our 2006 Annual Meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than June 30, 2006. If the date of the 2006 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2005 Annual Meeting, any such proposals must be submitted no later than the close of business on the later of the 60th day prior to the 2006 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

        By Order of the Board of Directors

        LOUISE P. LUNGARO
        Secretary

Ft. Lauderdale, Florida
October 28, 2005

Appendix A
STREICHER MOBILE FUELING, INC.

CHARTER OF THE
NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

October 1, 2003

Purpose

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) is appointed by the Board to:

•	identify individuals qualified to become directors of Streicher Mobile Fueling, Inc. (the “Company”);

•	recommend to the Board director candidates to fill vacancies of the Board and to stand for election by the shareholders at the annual meeting of the Company;

•	periodically assess the performance of the Board;

•	periodically review and assess the Company’s Code of Ethics and Conduct; and

•	review and recommend to the Board appropriate corporate governance policies and procedures for the Company.

Membership and Meetings

The Committee shall consist of not fewer than three directors, each of whom shall be appointed by the Board, to serve until the next annual meeting of the Board or until his or her successor shall be duly appointed. If a Chairperson of the Committee is not designated by the Board, the members of the Committee may designate a Chairperson by majority vote of the Committee membership. The Committee shall comply with the independence requirements of The Nasdaq Stock Market, Inc.

The Chairperson of the Committee shall be responsible for scheduling all meetings of the Committee and providing the Committee with a written agenda for each meeting. The Chairperson shall preside at the meetings of the Committee. In the absence of the Chairperson, the majority of the members of the Committee present at a meeting shall appoint a member to preside at the meeting. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee shall make regular reports to the Board. The Committee may adopt such other rules and regulations for calling and holding its meetings and for the transaction of business at such meetings as is necessary or desirable and not inconsistent with the provisions of the Bylaws of the Company or this Charter.

Authority and Responsibilities

1.  The Committee shall actively seek and evaluate individuals qualified to become directors of the Company, including reviewing individuals recommended or nominated by shareholders or the Chief Executive Officer of the Company, and recommend director candidates to the Board to fill vacancies on the Board or stand for election to the Board by the shareholders of the Company. The Committee shall interview potential candidates for election to the Board and, in conjunction with the Chairman of the Board, communicate offers to stand for election to the Board to such candidates. The Committee shall also establish the criteria for Board membership, which should include among other things experience, skill set and the ability to act in the best interest of the Company’s shareholders.

2.  The Committee shall recommend committee assignments for directors to the Board as openings occur on committees of the Board, or as rotations of committee assignments are deemed advisable by the Board. The Committee shall recommend committee assignments in accordance with the membership requirements specified in the Charter of each committee, and with due consideration of each committee’s annual assessment of its composition, performance and effectiveness.

3.  The Committee shall conduct an annual assessment of the performance of the Board. In conducting its assessment, the Committee will solicit comments from all directors and may employ such other means as it may deem appropriate in conducting the assessment, including the employment of outside consultants and advisors. The Committee shall report its findings to the full Board following the end of each fiscal year.

4.  The Committee shall periodically review and assess the adequacy of the Company corporate governance policies and procedures and the Company’s Code of Business Conduct and conduct and recommend any proposed changes to the Board for approval.

5.  The Committee shall have the sole authority to retain and terminate any search firm to be used to identify and recruit director candidates and shall have sole authority to approve the search firm’s fees and other retention terms.

6.  The Committee shall be assisted by appropriate corporate staffs, and in addition, the Committee may obtain assistance from such other persons, who need not be employees of the company, or organizations as it may deem appropriate, with the expenses incurred in their use to be paid by the Company. The foregoing authority includes obtaining advice and assistance from internal or external legal, accounting or other advisors and consultants.

7.  The Committee may appoint and delegate authority to subcommittees as it deems appropriate.

8.  The Committee shall review and make recommendations to the full Board regarding director orientation and continuing education.

9.  The Committee shall exercise such other duties and responsibilities as may be assigned by the Board from time to time.

2

Miscellaneous

The Committee shall review and assess the adequacy of this Charter and the composition of the Committee annually and recommend any proposed changes to the Board for approval. The Committee also shall annually review its own performance and assess the effectiveness of the Committee.

Nothing in this Charter shall be deemed to amend the provisions of the Bylaws with respect to this Committee or other committees of the Board absent a separate resolution of the Board expressly amending the Bylaws.

3

ANNUAL MEETING OF SHAREHOLDERS OF

STREICHER MOBILE FUELING, INC.

December 9, 2005

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

2. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED WITHIN THE UNITED STATES.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

STREICHER MOBILE FUELING, INC.

This Proxy is Solicited on Behalf of The Board of Directors
For The Annual Meeting of Shareholders on December 9, 2005

The undersigned hereby appoints Richard E. Gathright and Michael S. Shore, and each of them as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of Common Stock of Streicher Mobile Fueling, Inc. held of record by the undersigned on October 21, 2005, at the Annual Meeting of Shareholders to be held on December 9, 2005, at 9:00 a.m. local time at The Westin, Fort Lauderdale, 400 Corporate Drive, Fort Lauderdale, Florida, or any adjournment or postponement of such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on the reverse side)

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